UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             October 17, 2002
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                              MATLACK SYSTEMS, INC.
                   (Debtor-In-Possession as of March 29, 2001)
             (Exact name of registrant as specified in its charter)

           Delaware                       1-10105                51-0310173
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(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
Incorporation or Organization)         File Number)       Identification Number)

        One Rollins Plaza, Wilmington, Delaware                 19803
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       (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:               (302) 426-3400
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 3.       Bankruptcy or Receivership.

         On October 17, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the application of Matlack Systems, Inc., a Delaware corporation (the "Company"), and its direct and indirect wholly owned subsidiaries (with the Company, the "Matlack Entities") to convert the proceedings in the Bankruptcy Court under Chapter 11 of the United States Bankruptcy Code to which the Matlack Entities are party, which have been consolidated for the purpose of joint administration as Case No. 01-1114 (MFW), into a voluntary liquidation under Chapter 7 of the United States Bankruptcy Code. The Company expects that the United States Trustee will appoint a trustee for the assets of the Matlack Entities, subject to the subsequent election of a trustee by the creditors of the Matlack Entities.

         For  additional   information,   interested  parties  can  contact  the
Bankruptcy Court at the following address:

        United States Bankruptcy Court for the District of Delaware 824 Market Street
        5th Floor
        Wilmington, DE  19801
        (302) 252-2900

Item 5.       Other Events.

         On October 17, 2002, Stephen E. Judge, the Company's Chief Reorganization Officer and the sole member of the Company's Board of Directors, resigned from those positions and from any other positions held as directors or officers of any of the Matlack Entities. Mr. Judge tendered his resignation upon the approval by the Bankruptcy Court of the application of the Matlack Entities to convert the Bankruptcy Proceedings into a voluntary liquidation under the Chapter 7 of the United States Bankruptcy Code, and his resignation will take effect upon the entry by the Bankruptcy Court of an order effecting the conversion.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MATLACK SYSTEMS, INC.


Dated:   October 17, 2002                 By: /s/ Stephen E. Judge
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                                              Stephen E. Judge
                                              Chief Reorganization Officer